Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Media Contact:

Doug Shepard

Harte Hanks

Executive Vice President and Chief Financial Officer

(210) 829-9120

Doug.Shepard@hartehanks.com

HARTE HANKS ANNOUNCES THE ACQUISITION OF 3Q DIGITAL, INC.

SAN FRANCISCO, CA — March 16, 2015 — Harte Hanks (NYSE: HHS) a leader in developing customer relationships, experiences and defining interaction led marketing, today announced the acquisition of privately-owned 3Q Digital, Inc.,  a leading digital marketing agency, adding pace towards achieving Harte Hanks’ strategic goal of leadership in customer interaction. The transaction closed on March 16, 2015. Under the terms of the definitive agreement, Harte Hanks paid an initial sum with additional consideration payable upon the achievement of challenging performance goals over the next three-year period.  Harte Hanks expects this transaction to be accretive to 2015 performance.

3Q Digital provides a technical mastery of digital media combined with a relentless focus on clients’ business objectives and marketing performance opportunities. They offer unparalleled expertise in search marketing execution, primarily in paid search but also including paid social, paid mobile, and search engine optimization. The 3Q Digital team has more than 120 skilled digital marketers at its main offices in San Francisco, San Mateo, San Diego and Chicago. 3Q Digital has a powerhouse roster of major clients including Symantec, SurveyMonkey, Wine.com and California Closets.

Robert Philpott, Harte Hanks’ CEO, commented, “3Q Digital is an ideal and compelling complement to the Harte Hanks story and I welcome them to our team.  The most critical points in a customer journey are the moments when an individual interacts with one of our client’s brands.  Harte Hanks believes the relevance and connectivity of these interactions are fundamental to driving marketing performance.  3Q Digital strengthens our capabilities and expertise to effectively manage these interactions in the paid digital world.”

David Rodnitzky, 3Q Digital Chief Executive Officer and co-founder, commented, “We at 3Q Digital are ready for the next stage of our evolution.  3Q Digital has already established our reputation as a thought leader in performance marketing.  We look forward to expanding that expertise as a part of Harte Hanks and bridging the interactions that occur from traditional marketing to digital marketing.”

About 3Q Digital

3Q Digital is a leading digital marketing agency headquartered in Silicon Valley. 3Q Digital has a strong track record of forging deep partnerships with innovative, growth-driven companies.  Their services span across SEM, social, display, SEO, mobile, and video advertising. For more information, visit www.3QDIGITAL.com or email info@3QDIGITAL.com.

About Harte Hanks

Harte Hanks partners with clients to deliver relevant, connected and quality customer interactions. Our unique approach starts with discovery and learning; leading to customer journey mapping, creative and content development, analytics and data management; and ends with execution and support in a variety of digital and traditional channels. We do something powerful, we produce engaging and memorable customer interactions to drive business results for our clients, which is why Harte Hanks is famous for developing better customer relationships, experiences and defining interaction led marketing. For more information, visit the Harte Hanks website at www.hartehanks.com, call (800) 456-9748, emailpr@hartehanks.com or follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the accretive nature of the transaction described. A number of risks and uncertainties could cause actual results to differ materially from currently anticipated results, including risks and uncertainties relating to integration costs and efficiencies. Additional important factors and information regarding Harte Hanks that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our Annual Report on Form 10-K, as filed with the SEC and available in the “Investors” section of our website under the heading “Financials & Filings.”  We specifically disclaim any obligation to update these forward-looking statements in the future even if circumstances change and, therefore, you should not rely on these forward-looking statements as representing our views after today.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ and 3Q Digital’s respective logos and names are trademarks of Harte Hanks.